                               EXHIBIT (8)(i)(3)

                 AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

                       PARTICIPATION AGREEMENT ADDENDUM

                                  SCHEDULE A
                                   Accounts

                         Effective Date: July 1, 2001

This Schedule shall be effective as of the date listed above, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company.

                                                                     Date of Resolutions of
                                                                     Company's Board which
     Name of Contracts                 Name of Accounts             established the Accounts
------------------------------------------------------------------------------------------------
     Fidelity Income Plus              Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity            Annuity Account              affiliate subsequently
          Contracts                                                 acquired by the Company)
------------------------------------------------------------------------------------------------

     Transamerica Landmark
 Individual and Group Variable        Separate Account VA B             January 19, 1990
       Annuity Contracts
------------------------------------------------------------------------------------------------

     Transamerica Freedom
 Individual and Group Variable        Separate Account VA B             January 19, 1990
      Annuity Contracts
------------------------------------------------------------------------------------------------

   Retirement Income Builder            Retirement Builder
 Individual Variable Annuity         Variable Annuity Account            March 29, 1996
         Contracts
------------------------------------------------------------------------------------------------

  Immediate Income Builder              Retirement Builder
 Variable Annuity Contracts          Variable Annuity Account            March 29, 1996
------------------------------------------------------------------------------------------------

 Portfolio Select Individual            Retirement Builder
 Variable Annuity Contracts          Variable Annuity Account            March 29, 1996
------------------------------------------------------------------------------------------------

 Retirement Income Builder II           Retirement Builder
     Individual Variable             Variable Annuity Account            March 29, 1996
      Annuity Contracts
------------------------------------------------------------------------------------------------
     Transamerica Extra                Separate Account VA C             February 20, 1997
    Individual and Group
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
    Transamerica Access               Separate Account VA D              February 20, 1997
    Individual and Group
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------
 Privilege Select Individual          Separate Account VA E              February 20, 1997
 Variable Annuity Contracts
------------------------------------------------------------------------------------------------
   Premier Asset Builder              Separate Account VA F                May 15, 2000
    Individual Variable
     Annuity Contracts
------------------------------------------------------------------------------------------------
 Immediate Income Builder II          Separate Account VA J                May 15, 2000
Individual Variable Immediate
      Annuity Contracts
------------------------------------------------------------------------------------------------

        Advantage V                   PFL Corporate Account One             August 10, 1998
------------------------------------------------------------------------------------------------

       PFL Variable                   PFL Variable Life Account A             July 1, 1999
   Universal Life Policy
------------------------------------------------------------------------------------------------

 Legacy Builder Plus Variable         Legacy Builder                       November 20, 1998
    Universal Life Policy             Separate Account
------------------------------------------------------------------------------------------------

In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company          Variable Insurance Products Fund

By:    /s/ Larry N. Norman                   By:    /s/ Robert A. Dwight
       ----------------------------                 ----------------------------

       Larry N. Norman                              Bob Dwight
       ----------------------------                 ----------------------------

Title: President                             Title: Treasurer
       ----------------------------                 ----------------------------


Fidelity Distributors Corporation            Variable Insurance Products Fund II

By:    /s/ Mike Kellogg                      By:    /s/ Robert A. Dwight
       ----------------------------                 ----------------------------

       Mike Kellogg                                 Bob Dwight
       ----------------------------                 ----------------------------

Title: Executive Vice President              Title: Treasurer
       ----------------------------                 ----------------------------